UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 16, 2012

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

On October 16, 2012, Unigene Laboratories, Inc. (the “Company”) announced that its licensee, Tarsa Therapeutics, Inc. (“Tarsa”), reported that a Phase 2 trial of its oral recombinant salmon calcitonin in the prevention of postmenopausal osteoporosis was successfully concluded and yielded statistically significant, clinically relevant improvements in bone mineral density (BMD) at the lumbar spine. Tarsa’s results were the subject of an oral presentation at the American Society for Bone and Mineral Research (ASBMR) 2012 Annual Meeting being held in Minneapolis.

Separately, on Friday, October 12, Tarsa also announced an agreement in principle with Therapicon® Slr to provide consulting assistance to the Italian firm in its appeal of the recent recommendation by the European Medicines Agency's (EMA) Committee for Medicinal Products for Human Use (CHMP) to limit the use of calcitonin-containing medicines. Therapicon’s request for a reexamination of the recommendation has been acknowledged by the CHMP, and a timetable for the reexamination process has been set.

A copy of the press release issued by the Company announcing the Tarsa Phase 2 results as well as the agreement in principle with Therapicon® Slr, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Document Description
99.1	Press Release, dated October 16, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory T. Mayes
Gregory T. Mayes
President and General Counsel
Date: October 16, 2012

Exhibit Index

Exhibit No.	Document Description
99.1	Press Release dated October 16, 2012